Exhibit 99.3

August 29, 2019

New Media Investment Group Inc.
1345 Avenue of the Americas 45th Floor
New York, New York 10105
Attention: Board of Directors

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated August 5, 2019 to the Board of Directors of New Media Investment Group Inc. (“New Media”) as Annex B to, and reference thereto under the headings “Summary—Opinion of New Media’s Financial Advisor,” “Risk Factors—Risks Related to the Merger,” “The Merger—Background of the Merger,” “The Merger—New Media’s Reasons for the Merger; Recommendations of the New Media Board and the Transaction Committee,”  “The Merger—Certain New Media and Gannett Unaudited Prospective Financial Information” and “The Merger—Opinion of New Media’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed transaction involving New Media and Gannett Co., Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of New Media Investment Group Inc. (the “Registration Statement”) filed with the Securities and Exchange Commission as of the date hereof.  The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Credit Suisse Securities (USA) LLC